                                                    EX-99.B(e)tgtnwpart

                    Fund Participation Agreement

 This Fund Participation Agreement ("Agreement"), dated  as of the 1st day of  December, 2000  is  made by  and  between Nationwide  Life  Insurance
 Company and/or Nationwide Life and Annuity  Insurance Company (separately or  collectively  "Nationwide")  on behalf  of  the  Nationwide  separate accounts identified  on Exhibit  A which  is attached hereto  and may  be amended  from time  to time  ("Variable  Accounts"), and  WADDELL &  REED
 SERVICES COMPANY ("WRSCO")  and WADDELL & REED, INC. ("W&R, INC.")  which serve  respectively  as  the  accounting  services/shareholder  servicing agent and  the distributor to  the W&R TARGET  FUNDS, INC. (the  "Funds")
 listed on  Exhibit A. WRSCO  and W&R, INC.  are collectively referred  to throughout this Agreement as "W&R."

 WHEREAS, the Contracts  allow for the allocation of net amounts  received by  Nationwide to  separate  sub-accounts of  the Variable  Accounts  for investment in  shares of the Funds  and other similar funds as agreed  by
 W&R and Nationwide; and

 WHEREAS,  selection  of  a particular  sub-account  (corresponding  to  a particular  Fund) is  made by  the  Contract owner;  or, in  the case  of certain group Contracts,  by participants in various types of  retirement plans  which  have purchased  such  group  Contracts, and  such  Contract owners and/or participants may reallocate their  investment options among the sub-accounts  of the Variable Accounts  in accordance with the  terms of the Variable  Accounts in accordance with the terms of the  Contracts;
 and

 WHEREAS, Nationwide  and W&R mutually desire  the inclusion of the  Funds as  underlying  investment media  for  variable life  insurance  policies and/or  variable  annuity  contracts as  agreed  by  W&R  and  Nationwide
 (collectively, the "Contracts") issued by Nationwide;

 NOW THEREFORE, Nationwide  and W&R, in consideration of the promises  and undertakings described herein, agree as follows:

 1. (a)   Nationwide represents and  warrants that  the Variable  Accounts have been established  and are in good standing under Ohio Law;  and the  Variable  Accounts  have been  registered  as  unit  investment trusts under  the Investment  Company Act of  1940, as amended  (the
       "1940  Act") and  will  remain so  registered,  or are  exempt  from registration pursuant to section 3(c)(11) of the 1940 Act;
    (b)    Nationwide  represents and  warrants that  it  is an  insurance company duly  organized and in good  standing under the laws of  its
       state  of  incorporation  and  that   it  has  legally  and  validly
       established each Variable Account and Contract;
    (c)    Nationwide represents  and warrants that the Contracts will  be registered  under the  Securities  Act of  1933, as  amended  ("1933
       Act") unless  an exemption from  registration is available prior  to any issuance  or sale of the  Contracts and that the Contracts  will be issued  in compliance  in all  material respects with  applicable federal and state laws.

 2. Each  party  recognizes   that  the  Funds  shall  be  the   exclusive
    underlying investments  for  the  Contracts  developed  for  exclusive distribution by W&R.  The Funds  may be available  in other  Contracts upon mutual agreement of Nationwide and W&R.

 3. Subject  to the  terms and  conditions of  this Agreement,  Nationwide shall be appointed to, and agrees,  to act as a limited agent of  W&R, for the sole  purpose of receiving  instructions for the purchase  and redemption of Fund shares (from Contract owners or participants making investment allocation  decisions  under the  Contracts) prior  to  the close of regular trading each Business Day. "Business Day" shall  mean any day on which the New  York Stock Exchange is open for trading  and on which the Funds calculate their net asset value as set forth in the
    Funds'  most  recent   Prospectuses  and   Statements  of   Additional
    Information.  Except  as   particularly  stated  in  this   paragraph,
    Nationwide shall have no authority to act on behalf of W&R or to incur any cost or liability on its behalf.

    W&R will use its reasonable best efforts to provide closing net  asset value, change  in net  asset  value, dividend  or daily  accrual  rate information and  capital gain information  by 6:00  p.m. Eastern  Time each Business Day  to Nationwide.  Nationwide shall use  this data  to calculate unit values. Unit values shall be used to process that  same
    Business Day's Variable Account transactions. Orders for purchases  or redemptions shall be placed with  W&R or its specified agent no  later than 10:00 a.m.  of the following Business  Day. Orders for shares  of
    Funds shall be accepted and executed at the time they are received  by
    W&R and at  the net asset  value price determined  as of the close  of trading on the  previous Business  Day. The Funds  may refuse to  sell shares to any person or may  suspend or terminate the offering of  its shares if such action is required by law or by regulatory  authorities having jurisdiction or is, in the sole discretion of the directors  of the Funds, necessary in the  best interest of the shareholders of  the
    Funds. W&R will not  accept any order made  on a conditional basis  or subject to  any  delay or  contingency.  Nationwide shall  only  place purchase orders for shares of  Funds on behalf of its customers  whose addresses recorded  on Nationwide's  books  are in  a state  or  other jurisdiction in which the Funds are registered or qualified for  sale, or are  exempt  from registration  or  qualification as  confirmed  in writing by W&R.

    Payment for  net  purchases  shall be  wired  to a  custodial  account designated by W&R and payment for net redemptions will be wired to  an
    account  designated  by   Nationwide.  Dividends   and  capital   gain
    distributions shall  be reinvested in  additional Fund  shares at  net asset  value.  Notwithstanding  the  above,  W&R  shall  not  be  held responsible for  providing Nationwide  with ex-date  net asset  value, change in net asset  value, dividend or capital gain information  when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during  any period when  the Securities  and Exchange  Commission  ("SEC") has  by
    order permitted the suspension of pricing shares for the protection of shareholders.

    Issuance and transfer of Fund shares will be by book entry only. Share certificates will  not  be  issued  to  Nationwide  for  any  Variable
    Account. Fund shares  will be  recorded in the  appropriate title  for each Variable Account.

    Nationwide agrees  to  provide  W&R,  upon  request,  written  reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that W&R  may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

 4. All expenses  incident to the performance  by W&R and the Funds  under this Agreement shall be paid by W&R and the Funds. W&R shall  promptly provide Nationwide  (or its  designee), or  cause  Nationwide (or  its designee) to be  provided with,  a reasonable quantity  of the  Funds'
    Statements of  Additional  Information  and  any  supplements,  and  a camera-ready copy of the Funds' Prospectus and any Supplements for use by Nationwide  in producing a  combined prospectus  for each  Contract incorporating both the Contract Prospectus and the Funds'  Prospectus.
    Costs for production of such documents shall be allocated as set forth
    in  the  Administrative  Services  Agreement,   dated  September   1,
    2000 by and between Nationwide and Waddell & Reed, Inc.

 5. Nationwide  and its agents  shall make  no representations  concerning the Funds or  Fund shares  except those contained  in the Funds'  then current Prospectuses, Statements  of Additional  Information or  other documents produced by W&R (or  an entity on its behalf) which  contain information about the Funds.  Nationwide agrees to allow a  reasonable period of time for W&R to review any advertising and sales  literature drafted by Nationwide  (or agents on its  behalf) with respect to  the
    Funds prior to submitting such material to any regulator.

 6. W&R represents  that the  Funds are  currently qualified as  regulated investment companies under Subchapter  M of the Internal Revenue  Code of 1986 (the "Code"), as amended, and that the Funds shall make  every effort to  maintain  such  qualification. W&R  shall  promptly  notify
    Nationwide upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

    W&R  represents   that   the   Funds   currently   comply   with   the
    diversification requirements pursuant  to Section  817(h) of the  Code and Section 1.817-5(b)  of the  Federal Tax Regulations  and that  the
    Funds will make  every effort to  maintain the Funds' compliance  with such diversification  requirements,  unless  the Funds  are  otherwise exempt from section 817(h) and/or except as otherwise disclosed in the
    Funds' prospectus. W&R will  notify Nationwide promptly upon having  a reasonable basis  for  believing  that the  Funds  have ceased  to  so qualify, or that the Funds might not so qualify in the future.  Unless
    otherwise  exempt,  W&R  shall  provide  to  Nationwide  a   statement
    indicating compliance with Section 817(h) and a schedule of investment holdings, to be received by Nationwide no later than twenty-five  (25)
    days following the end of each calendar quarter.

    Nationwide represents  that the Contracts  are currently,  and at  the time of  issuance  will  be,  treated  as annuity  contracts  or  life
    insurance  policies,   whichever  is   appropriate  under   applicable
    provisions of  the  Code,  and that  it  shall  make every  effort  to maintain such  treatment.  Nationwide will  promptly notify  W&R  upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance polices, or  that the Contracts may not be so treated in the future.

    Unless the Funds are  exempt from the requirements of section  817(h),
    Nationwide represents  that  each Variable  Account is  a  "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within  the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal
    Tax Regulations, that it shall  make every effort to continue to  meet
    such  definitional  requirements,  and   that  it  shall  notify   W&R
    immediately upon  having a reasonable  basis for  believing that  such requirements have ceased to be met or that they may not be  met in the future.

 7.   Within five (5) Business Days after  the end of each calendar month,
    W&R shall  provide Nationwide a  monthly statement  of account,  which shall confirm all  transactions made during  that particular month  in the Variable Accounts.

 8. (a)   The  directors of the Funds  will monitor the operations of  the
      Funds  for the  existence of  any  material irreconcilable  conflict among the interest  of all Contract owners of all separate  accounts
      investing  in  the  Funds.  W&R  shall   notify  Nationwide  of  the
      potential  for,   or  the  determination  of,  such   irreconcilable
      material  conflict.  An  irreconcilable conflict  may  arise,  among other things, from  (i) an action by any state insurance  regulatory
      authority;   (ii)  a  change   in  applicable   insurance  laws   or
      regulations; (iii)  a tax  ruling or  provision of the  Code or  the regulations thereunder;  (iv) any other development relating to  the tax  treatment of  insurers, contract  holders or  policy owners  or
      beneficiaries  of  variable  annuity  or  variable   life  insurance
      products; (v) the  manner in which the investments of the Funds  are managed; (vi) a difference in voting  instructions given by variable annuity  contract  owners,  on  the  one  hand,  and  variable  life insurance  policy owners  on  the other  hand,  or by  the  contract holders  or  policy  owners  of  different  participating  insurance companies; or (vii) a decision by  an insurer to override the voting instructions of participating contract owners.

    (b)    Nationwide  is  responsible  for  reporting  any  potential  or existing  conflicts  to  W&R  and  the  Funds.  Nationwide  will  be responsible  for  assisting  the directors  in  carrying  out  their responsibilities  under this  provision by  providing the  directors with all information  reasonably necessary for them to consider  the
      issues  raised.  The   Funds  will  also  require  Waddell  &   Reed
      Investment  Management  Company ("WRIMCO")  (the  Funds'  investment adviser) to report to the directors  any such conflict that comes to the attention of WRIMCO.

    (c)    If a  majority of the directors  of the Funds or a majority  of
      the   disinterested    directors   determine    that   a    material
      irreconcilable  conflict  exists  involving  Nationwide,  Nationwide shall, at its  expense and to the extent reasonably practicable  (as determined  by  a majority  of  the disinterested  directors),  take
      whatever  steps  are  necessary  to  eliminate   the  irreconcilable
      material conflict,  including, but not  limited to, withdrawing  the assets allocable  to some or all  of the Variable Accounts from  the
      Funds and reinvesting such assets in  a different investment medium, including  another Fund, offering  to the  affected Contract  owners the  option  of making  such  a change  or  offering a  new  funding medium, including a registered investment company.

    For purposes  of this provision,  the directors  or the  disinterested directors shall  determine  whether  any  proposed  action  adequately remedies any  irreconcilable  material conflict.  In  the event  of  a determination of an  irreconcilable material  conflict, the  directors shall cause the  Funds to take such  action, such as establishment  of one or more  additional Funds, as they  reasonably determine to be  in the interest of  all shareholders and Contract  owners in view of  all the applicable factors such as the cost, feasibility, tax,  regulatory and other considerations.  In no event will  the Funds be required  by this provision to establish a new funding medium for any Contract..

    Nationwide shall not be required by this provision to establish a  new funding medium for any Contract if an offer to do so has been declined by a vote  of a majority of  the Contract owners materially  adversely affected by  the  material  irreconcilable conflict.  Nationwide  will decline an offer to establish a new funding medium only if  Nationwide believes it is in the best interest of its Contract owners.

 9.    This Agreement  shall terminate  as to the  sale and  issuance of  new
       Contracts:

    (a) at the option of Nationwide or  W&R upon at least 60 days  advance written notice to the other;
    (b) in the  event  of  termination  of the  General  Agency  Agreement between Waddell & Reed, Inc. and Nationwide;
    (c) at any  time, upon  W&R's election,  if the  Funds determine  that liquidation of  the Funds is in  the best interest of the Funds  and their beneficial  owners. Reasonable advance  notice of election  to
        liquidate  shall  be  furnished  by   W&R  to    permit    the
        substitution of  Fund shares with  the shares of another  investment company pursuant to SEC regulation;
    (d) if the  Contracts are  not treated  as annuity  contracts or  life insurance policies by the applicable regulators  or under applicable rules or regulations;
    (e) if  the  Variable  Accounts  are  not  deemed  "segregated   asset
       accounts" by the applicable regulators or  under applicable rules or regulations;
    (f) at the option of Nationwide, if Fund shares are not available  for any reason  to meet the requirements  of Contracts as determined  by
       Nationwide. Reasonable advance notice of election  to terminate (and time to cure) shall be furnished by Nationwide;
    (g) at the option of  Nationwide or W&R, upon institution of  relevant
       formal  proceedings  against  the  broker-dealer(s)  marketing   the
       Contracts, the  Variable Accounts,  Nationwide or  the Funds by  the
       NASD,  IRS,  the  Department of  Labor,  the  SEC,  state  insurance
       departments  or   any  other  regulatory   body,  the  expected   or
       anticipated outcome  of which would,  in the reasonable judgment  of the terminating  party, materially impair the other party's  ability to meet  and perform  its obligations  under this Agreement.  Prompt notice of  an election  to terminate under  this provision shall  be furnished  by the  terminating  party and  shall be  effective  upon receipt;
    (h) upon a decision by  Nationwide, in accordance with regulations  of the SEC, to  substitute such Fund shares with the shares of  another investment  company for  Contracts for  which the  Fund shares  have
       been  selected  to  serve  as  the   underlying  investment  medium,
       provided,  however, that  Nationwide shall  not take  any action  to remove  the  Funds  as the  underlying  investment  medium  for  the
       Contracts developed  for exclusive  distribution by W&R.  Nationwide shall give at  least 60 days written notice to the Funds and W&R  of any proposal to substitute Fund shares;
    (i) upon assignment of this  Agreement unless such assignment is  made with the written consent of each other party; and
    (j) in the  event  Fund  shares are  not  registered, issued  or  sold pursuant  to Federal  law, or  such law  precludes the  use of  Fund shares as an underlying investment medium  of Contracts issued or to be issued  by Nationwide.  Prompt written notice  shall be given  by either  party to  the other  in  the event  the conditions  of  this provision occur.

 10. Each  notice required  by this  Agreement shall be  given orally  and confirmed in writing to:

      Nationwide Life Insurance Company
      Nationwide Life and Annuity Insurance Company
      One Nationwide Plaza 1-09-V3
      Columbus, Ohio  43215
      Attention: Compliance Officer

      Waddell & Reed, Inc.
      Waddell & Reed Services Company
      6300 Lamar Avenue
      Overland Park, KS  66202
      Attention: Legal Department

      W&R Target Funds, Inc.
      6300 Lamar Avenue
      Overland Park, KS  66202
      Attention: Treasurer

          With a copy to:

      Nationwide Life Insurance Company
      Nationwide Life and Annuity Insurance Company
      One Nationwide Plaza 1-09-V3
      Columbus, Ohio  43215
      Attention:  Director - Securities

      W&R Target Funds, Inc.
      6300 Lamar Avenue
      Overland Park, KS  66202
      Attention: Secretary

    Any party may change  its address by notifying the other party(ies) in writing.

 11.  So long  as and to  the extent that  the SEC continues to  interpret the 1940 Act  to require pass-through  voting privileges for  variable contract  owners,  Nationwide  shall  distribute  all  proxy  material
    furnished  by  W&R  (provided  that  such  material  is  received   by
    Nationwide at least 10 business  days prior to the date scheduled  for mailing to Contract owners)  and shall vote Fund shares in  accordance with instructions  received from  the Contract  owners  who have  such interests in such Fund  shares. Nationwide shall vote the Fund  shares for which no instructions have been received in the same proportion as
    Fund shares  for  which  said  instructions have  been  received  from
    Contract  owners,  provided  that  such  proportional  voting  is  not prohibited by  the Contract owner's  related plan  or trust  document.
    Nationwide  and  its  agents  will  in  no  way  recommend  action  in connection with  or  oppose  or  interfere with  the  solicitation  of proxies for  the Fund  shares held for  the benefit  of such  Contract owners.

 12. (a)   Nationwide  agrees  to  reimburse  and/or  indemnify  and  hold harmless  W&R, the  Funds, and  each of  their directors,  officers, employees,  agents and  each  person, if  any,  who controls  or  is controlled by W&R  within the meaning of the Securities Act of  1933
      (the  "1933 Act")  (collectively,  "Affiliated Party")  against  any losses, claims,  damages or liabilities  ("Losses") to which W&R  or any such Affiliated Party may become  subject, under the 1933 Act or otherwise, insofar  as such Losses  (or actions in respect  thereof)
      arise out of or are based upon, but not limited to:

      (i) any  untrue  statement  or  alleged  untrue   statement  of  any
          material fact contained in information furnished by Nationwide;
      (ii) the  omission  or   the  alleged  omission  to  state  in   the
          Registration Statements or Prospectuses of the Variable Accounts,
          or Contract, or in any sales literature generated or approved  by
          Nationwide on  behalf of the  Variable Accounts  or Contracts,  a material fact required to be stated therein or necessary to  make the statements therein not misleading;
      (iii) conduct, statements  or representations  of Nationwide or  its agents, with respect  to the sale  and distribution of  Contracts for which Fund shares are an underlying investment;
      (iv) the failure of  Nationwide to provide the services and  furnish the materials under the terms of this Agreement;
      (v) a  breach of  this Agreement or  of any  of the  representations contained herein; or
      (vi) any failure to register the Contracts  or the Variable Accounts under federal or state  securities laws, state insurance laws  or to otherwise comply with such laws, rules, regulations or orders.

      Provided however,  that Nationwide shall not  be liable in any  such case to  the extent any  such statement, omission or  representation
      or   such   alleged   statement,   alleged   omission   or   alleged
      representation  was made  in reliance  upon and  in conformity  with written information furnished  to Nationwide by or on behalf of  W&R specifically for use therein.

        Nationwide shall  reimburse any legal  or other expenses  reasonably incurred by  W&R, the Funds, or  any Affiliated Party in  connection with investigating or defending any such  Losses, provided, however, that  Nationwide  shall have  prior  approval  of the  use  of  said counsel or the expenditure of said fees.

      This  indemnity agreement  shall  be in  addition to  any  liability which Nationwide may otherwise have.

    (b) W&R and the Funds agree to indemnify and hold harmless  Nationwide and  each of  its directors,  officers, employees,  agents and  each person, (collectively, "Nationwide Affiliated Party"), who  controls
      Nationwide within the meaning of the  1933 Act against any Losses to which Nationwide or any such Nationwide  Affiliated Party may become subject, under  the 1933  Act or otherwise,  insofar as such  Losses
      (or actions in respect thereof) arise  out of or are based upon; but not limited to:

      (i) any  untrue  statement  or  alleged  untrue   statement  of  any
          material fact contained  in any information  furnished by W&R  or the  Funds,  including  but  not  limited  to,  the  Registration
          Statements, Prospectuses or sales literature of the Funds;
      (ii) the  omission  or   the  alleged  omission  to  state  in   the
          Registration Statements or Prospectuses  of the Funds a  material fact required  to be  stated  therein or  necessary to  make  the statements therein not misleading;
      (iii) W&R's  failure  to  keep  the  Funds   fully  diversified  and
          qualified as regulated  investment companies  as required by  the applicable  provisions  of  the  Code,  the  1940  Act,  and  the applicable regulations promulgated thereunder;
      (iv) the  failure of  W&R to provide  the services  and furnish  the materials under the terms of this Agreement;
      (v) a  breach of  this Agreement or  of any  of the  representations contained herein; or
      (vi) any  failure  to register  the  Funds  under federal  or  state securities laws  or to otherwise  comply with  such laws,  rules, regulations or orders.

      Provided however, that W&R and the  Funds shall not be liable in any such  case  to the  extent  that any  such  loss, claim,  damage  or liability  arises out  of or  is based upon  an act  or omission  of
      Nationwide or untrue statement or omission  or alleged omission made in  conformity with  written  information furnished  to W&R  or  the
      Funds by Nationwide specifically for use therein.

      W&R  and the  Funds shall reimburse  any reasonable  legal or  other
      expenses  reasonably  incurred  by  Nationwide  or   any  Nationwide
      Affiliated Party  in connection with investigating or defending  any such Losses,  provided, however, that W&R  and the Funds shall  have prior approval  of the  use of  said counsel or  the expenditure  of said fees.

      This indemnity agreement will be in  addition to any liability which
      W&R and the Funds may otherwise have.

  (c)   Each party shall promptly  notify the other party(ies) in  writing of any situation which presents or  appears to involve a claim which may be the  subject of indemnification under this Agreement and  the indemnifying party shall have the option  to defend against any such claim.  In the  event the  indemnifying  party so  elects, it  shall notify the  indemnified party and shall  assume the defense of  such claim,  and the  indemnified party  shall cooperate  fully with  the indemnifying  party, at  the indemnifying  party's  expense, in  the
      defense   of  such   claim.  Notwithstanding   the  foregoing,   the
      indemnified party  shall be entitled  to participate in the  defense of  such  claim  at its  own  expense  through counsel  of  its  own choosing.  Neither party  shall admit  to wrong-doing  nor make  any compromise  in  any action  or  proceeding  which may  result  in  a finding of wrongdoing  by the other party without the other  party's prior written  consent. Any notice  given by the indemnifying  party to  an indemnified  party  or participation  in  or control  of  the litigation of any  such claim by the indemnifying party shall in  no event be  deemed to  be an  admission by the  indemnifying party  of culpability, and  the indemnifying  party shall  be free to  contest liability among the parties with respect to the claim.

 13.  Subject to Section 9(h) of this Agreement, W&R may request or
     Nationwide may initiate the filing of a substitution application pursuant to Section 26(c) of the 1940 Act to substitute shares of a
     Fund held by a Nationwide Variable Account for another investment media ("Substitution Application"). The costs associated with a
     Substitution Application shall be allocated as follows:

    (a)    In the event W&R requests Nationwide to submit a Substitution
       Application, W&R shall reimburse Nationwide for all reasonable costs incurred by Nationwide with respect to such Substitution
       Application. W&R shall be obligated to reimburse Nationwide under this provision irrespective of whether the Substitution Application requested by W&R is effectuated.
    (b)    In the event Nationwide initiates a Substitution Application and the Fund being substituted is offered by separate accounts of companies other than Nationwide, Nationwide shall bear all costs associated with the Substitution Application irrespective of whether the Substitution Application is effectuated.
    (c)    In the event Nationwide initiates a Substitution Application in accordance with Section 9(h), Nationwide shall bear the costs incurred in the transfer.

 14.The  forbearance  or  neglect  of any  party  to  insist  upon  strict compliance by  another  party  with  any  of the  provisions  of  this
    Agreement, whether continuing  or not, or  to declare a forfeiture  of termination against the  other parties,  shall not be  construed as  a waiver of any of the rights  or privileges of any party hereunder.  No waiver of any right or privilege of any party arising from any default or failure  of performance  by any party  shall affect  the rights  or privileges of the other parties in  the event of a further default  or failure of performance.

 15.This  Agreement   shall  be  construed   and  the  provisions   hereof
    interpreted under and  in accordance  with the laws  of Ohio,  without respect to its  choice of  law provisions and  in accordance with  the
    1940 Act. In the case of any conflict, the 1940 Act shall control.

 16.Each  party hereby  represents  and warrants  to  the other  that  the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the  Agreement constitutes its  legal,  valid  and  binding  obligation,  enforceable against it in  accordance with its  terms. Except as particularly  set forth herein, neither party assumes any responsibility hereunder,  and will not be liable to the other for any damage, loss of data, delay or any other  loss  whatsoever caused  by  events beyond  its  reasonable control.

 17.Nationwide  acknowledges   that  the  identity   of  W&R's  (and   its
    affiliates'  and/or  subsidiaries')  customers  and  all   information
    maintained about those customers  constitute the valuable property  of
    W&R. Nationwide agrees that, should it come into contact or possession of any  such information  (including,  but not  limited to,  lists  or compilations of the identity of such customers), Nationwide shall hold
    such information  or property  in   confidence  and  shall   not  use,
    disclose or distribute  any such information  or property except  with
    W&R's prior written consent or as required by law or judicial process.

    W&R  acknowledges  that   the  identity   of  Nationwide's  (and   its
    affiliates'  and/or  subsidiaries')  customers  and  all   information
    maintained about those customers  constitute the valuable property  of
    Nationwide. W&R agrees that, should it come into contact or possession of any  such information  (including,  but not  limited to,  lists  or compilations of the identity  of such customers), W&R shall hold  such information or property in  confidence and shall not use, disclose  or distribute any such information  or property except with  Nationwide's prior written consent or as required by law or judicial process.

    This section  shall  survive the  expiration  or termination  of  this
    Agreement.

 18.Nothing in this  Agreement shall be deemed to create a partnership  or joint venture by and among the parties hereto.

 19.This  Agreement  supersedes  any  and  all  prior  Fund  Participation
    Agreements made by and between the parties.

 20.Except  to  amend  Exhibit  A,  or   as  otherwise  provided  in  this
    Agreement, this Agreement may not  be amended or modified except by  a written amendment executed by each of the parties.

 21.This Agreement  may be executed by  facsimile signature and it may  be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the  same instrument.

                               NATIONWIDE LIFE INSURANCE COMPANY AND
                               NATIONWIDE LIFE AND ANNUITY INSURANCE
                               COMPANY

                               /s/William G. Goslee
                              --------------------------------
                               By:     William G. Goslee
                               Title:  Vice President
                                       Investment Management Relationships

                               WADDELL & REED, INC.

                               /s/Thomas W. Butch
                               ------------------------------
                               By: Thomas W. Butch
                               Title:    Executive Vice President

                               WADDELL & REED SERVICES COMPANY

                               /s/Michael D. Strohm
                               ------------------------------
                               By: Michael D. Strohm
                               Title:    President

                               W&R TARGET FUNDS, INC.

                               /s/Robert L. Hechler
                               ------------------------------
                               By: Robert L. Hechler
                               Title:    President

                                                                                               5
                                  EXHIBIT A

    This Exhibit corresponds to the Fund Participation Agreement dated
                             December 1, 2000.

Variable Accounts       Corresponding         Corresponding
  of Nationwide           Nationwide              Funds
                           Contracts

Nationwide VA          *  Waddell & Reed       W&R Target Funds,
Separate Account-D      Advisors Select      Inc.
                        Annuity              *  Asset Strategy
                                              Portfolio
                                             *  Balanced Portfolio
                                             *  Bond Portfolio
                                             *  Core Equity
                                              Portfolio (formerly,
                                              Income Portfolio)
                                             *  Growth Portfolio
                                             *  High Income
                                              Portfolio
                                             *  International
                                              Portfolio
                                             *  Limited-Term Bond
                                              Portfolio
                                             *  Money Market
                                              Portfolio
                                             *  Science and
                                              Technology Portfolio
                                             *  Small Cap Portfolio

Nationwide VLI         *  Waddell & Reed       W&R Target Funds,
Separate Account-5      Advisors Select Life Inc.
                       *  Waddell & Reed       *  Asset Strategy
                        Advisors Select       Portfolio
                        Survivorship Life    *  Balanced Portfolio
                                             *  Bond Portfolio
                                             *  Core Equity
                                              Portfolio (formerly,
                                              Income Portfolio)
                                             *  Growth Portfolio
                                             *  High Income
                                              Portfolio
                                             *  International
                                              Portfolio
                                             *  Limited-Term Bond
                                              Portfolio
                                             *  Money Market
                                              Portfolio
                                             *  Science and
                                              Technology Portfolio
                                             *  Small Cap Portfolio

Nationwide Variable    *  Waddell & Reed       W&R Target Funds,
Account-9               Advisors Select Plus Inc.
                        Annuity (proprietary *  Asset Strategy
                        version of Future     Portfolio
                        (1933 Act No. 333-   *  Balanced Portfolio
                        28995))              *  Bond Portfolio
                                             *  Core Equity
                                              Portfolio (formerly,
                                              Income Portfolio)
                                             *  Growth Portfolio
                                             *  High Income
                                              Portfolio
                                             *  International
                                              Portfolio
                                             *  Limited-Term Bond
                                              Portfolio
                                             *  Money Market
                                              Portfolio
                                             *  Science and
                                              Technology Portfolio
                                             *  Small Cap Portfolio